Exhibit 99.1

LIMITED BRANDS REPORTS FINAL 2004 FOURTH QUARTER AND FULL

YEAR EARNINGS

Columbus, Ohio, April 11, 2005 — Limited Brands (NYSE: LTD) on April 8, 2005 reported final 2004 fourth quarter and full year results in connection with filing its 2004 Form 10-K with the Securities and Exchange Commission. As disclosed in its February 24, 2005 preliminary earnings release, the Company, like many in the retail industry, decided to review its lease accounting. As a result of its review, in the fourth quarter of 2004, the Company recorded a one-time pretax charge of $61 million to correct its accounting for straight-line rent and the depreciation and amortization of leasehold improvements and certain landlord allowances. This charge, which is included in the 2004 results below, is recorded in cost of goods sold, buying and occupancy in the Consolidated Statements of Income and is described in more detail in the Company’s Form 10-K. The Company’s final 2004 results also include a $4 million tax benefit from the favorable settlement of a state tax matter.

Fourth Quarter Results

Fourth quarter earnings per share increased 18% to $0.87 compared to $0.74 last year. Operating income was $627.3 million compared to $641.5 million last year, and net income was $382.5 million compared to $387.6 million last year.

Comparable store sales for the quarter ended January 29, 2005 increased 2% and net sales were $3.328 billion compared to sales of $3.231 billion last year.

2004 Results

On a reported basis, earnings per share were $1.47 for the year ended January 29, 2005 compared to $1.36 last year. Operating income was $1.027 billion compared to $963.1 million last year, and net income was $705.4 million compared to $716.8 million last year.

On an adjusted basis, year-to-date earnings per share were $1.33 compared to $1.11 last year, operating income was $1.027 billion compared to $963.1 million last year, and net income was $637.3 million compared to $583.8 million last year.

Comparable store sales for the year ended January 29, 2005 increased 4% and net sales of $9.408 billion increased 5% compared to sales of $8.934 billion last year.

Adjusted Results

Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors’ understanding of historical and expected financial results and improve comparability of financial information from period to period. Adjusted results as reported above reflect the following:

Adjustments Related to New York & Company:

•	Adjustment to exclude a third quarter 2004 pretax non-operating gain of $45.7 million, or $0.06 per share, related to the New York & Company initial public offering.

•	Adjustment to exclude a first quarter 2004 pretax non-operating gain of $44.9 million, or $0.06 per share, resulting from the repayment of New York & Company’s $75 million subordinated note held by Limited Brands plus accrued interest of approximately $10 million. The note was repaid prior to its scheduled maturity of November 26, 2009. Additionally, New York & Company purchased warrants representing approximately 13% of New York & Company’s common equity held by Limited Brands, for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

Adjustment Related to Galyan’s Trading Company:

•	Adjustment to exclude a second quarter 2004 pretax non-operating gain of $17.6 million, or $0.02 per share, resulting from the sale of the Company’s remaining interest in Galyan’s Trading Company.

Adjustments Related to Alliance Data Systems:

•	Adjustment to exclude a first quarter 2003 pretax non-operating gain of $79.7 million, or $0.09 per share, resulting from the sale of approximately half of the Company’s interest (7 million shares) in Alliance Data Systems Corporation (NYSE: ADS) in a secondary offering.

•	Adjustment to exclude a third quarter 2003 pretax, non-operating gain of $128.4 million, or $0.16 per share, resulting from the sale of the Company’s remaining interest (7.5 million shares) in ADS in a secondary offering.

Please refer to the attached income statements for the quarter and year for a reconciliation of reported and adjusted results.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, Express, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,731 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com.

# # #

For further information, please contact:

Tom Katzenmeyer

SVP, Investor, Media and Community Relations

Limited Brands, Inc.

614-415-7076

www.Limitedbrands.com

(attachments: Consolidated Statements of Income and Reconciliation of Adjusted Results, pages 3-5)

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED JANUARY 29, 2005 AND JANUARY 31, 2004

(Unaudited)

(In thousands except per share amounts)

	2004	2003
Net Sales	$3,328,422	$3,230,918
Gross Income	1,290,965	1,341,103
General, Administrative and Store Operating Expenses	(663,617)	(699,611)

Operating Income	627,348	641,492
Interest Expense	(21,342)	(11,733)
Interest Income	7,013	8,637
Other Income (Loss)	4,461	(3,749)

Income Before Income Taxes	617,480	634,647
Provision for Income Taxes	235,000	247,000

Net Income	$382,480	$387,647

Net Income Per Share	$0.87	$0.74

Weighted Average Shares Outstanding	438,850	525,165

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

FIFTY-TWO WEEKS ENDED JANUARY 29, 2005 AND JANUARY 31, 2004

(Unaudited)

(In thousands except per share amounts)

	2004			2003
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$9,408,312	—	$9,408,312	$8,934,091	—	$8,934,091
Gross Income	3,378,173	—	3,378,173	3,250,843	—	3,250,843
General, Administrative and Store Operating Expenses	(2,351,365)	—	(2,351,365)	(2,287,761)	—	(2,287,761)

Operating Income	1,026,808	—	1,026,808	963,082	—	963,082
Interest Expense	(58,266)	—	(58,266)	(61,818)	—	(61,818)
Interest Income	30,569	—	30,569	62,754		62,754
Other Income (Loss)	99,686	(90,525)	9,161	(6,250)	—	(6,250)
Gain on Investees’ Stock	17,617	(17,617)	—	208,042	(208,042)	—

Income From Continuing Operations Before Income Taxes	1,116,414	(108,142)	1,008,272	1,165,810	(208,042)	957,768
Provision for Income Taxes	411,000	(40,000)	371,000	449,000	(75,000)	374,000

Net Income	$705,414	$(68,142)	$637,272	$716,810	$(133,042)	$583,768

Net Income Per Share	$1.47		$1.33	$1.36		$1.11

Weighted Average Shares Outstanding	478,621		478,621	525,731		525,731

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2004

In the first quarter of 2004, adjusted results exclude a $44.9 million pretax, non-operating gain resulting from the repayment of New York & Company’s $75 million subordinated note held by Limited Brands plus accrued interest of approximately $10 million. The note was repaid prior to its scheduled maturity of November 26, 2009. Additionally, New York & Company purchased warrants representing approximately 13% of New York & Company’s common equity held by Limited Brands, for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

In the second quarter of 2004, adjusted results exclude a $17.6 million pretax, non-operating gain resulting from the sale of our remaining interest in Galyan’s Trading Company.

In the third quarter of 2004, adjusted results exclude a $45.7 million pretax, non-operating gain related to proceeds that the Company received in connection with New York & Company’s initial public offering.

Fiscal 2003

In the first quarter of 2003, adjusted results exclude a $79.7 million pretax, non-operating gain resulting from the sale of approximately one-half of the Company’s investment in Alliance Data Systems Corporation.

In the third quarter of 2003, adjusted results exclude a $128.4 million pretax, non-operating gain resulting from the sale of the Company’s remaining interest in ADS.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.